State of Delaware
Secretary of State
Division of Corporations
Delivered 10:54 AM 12/18/2015
FILED 11:00 AM 12/18/2015
SR 20151431153 - File Number 2333426

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
OF
LAKE ROAD GENERATING COMPANY, L.P.

Pursuant to Title 6, Section 18-214 of the Delaware Limited Liability Company Act, the undersigned, for purposes of converting Lake Road Generating Company, L.P., a Delaware limited partnership (the "Converting Entity"), into Lake Road Generating Company, LLC, a Delaware limited liability company (the "Converted Entity"), hereby certifies as follows:

FIRST: The name of the Converting Entity is Lake Road Generating Company, L.P. The Converting Entity is, and since its formation has been, a Delaware limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act.

SECOND: The Certificate of Limited Partnership of the Converting Entity was filed with the Secretary of State of the State of Delaware on April 21, 1993.

THIRD: The name of the Converted Entity will be Lake Road Generating Company, LLC, as set forth on the Certificate of Formation of the Converted Entity. The Converted Entity will be organized as a Delaware limited liability company pursuant to Delaware Limited Liability Company Act.

FOURTH: The conversion is to be effective as of December 30, 2015 at 8:00 a.m. EST.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby certifies the above statements and hereby executes this Certificate of Conversion effective as of the effective date and time.

LAKE ROAD GENERATING COMPANY, L.P., a Delaware limited partnership

By: Lake Road Holdings GP, LLC, a Delaware limited liability company, its sole general partner

By: ______________________
Heidi D. Lewis, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:54 AM 12/18/2015
FILED 11:00 AM 12/18/2015
SR 20151431153 - File Number 2333426

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
LAKE ROAD GENERATING COMPANY, LLC

1. The name of the limited liability company is Lake Road Generating Company, LLC (the "Company").

2. The registered office of the Company in the State of Delaware is located at 1675 South State Street, Suite B, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

3. This Certificate shall become effective on December 30, 2015 at 8:00 a.m. EST.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 10th day of December, 2015.

By: ______________________
Name: Heidi D. Lewis
Title: Authorized Person

SIGNATURE PAGE TO
CERTIFICATE OF FORMATION OF
LAKE ROAD GENERATING COMPANY, LLC